EXHIBIT 99.1

FirstCity Financial (NASDAQ FCFC) Reports Fourth Quarter 2004 Earnings of $52.6 Million on Gain From Sale of Drive Financial

Waco, Texas February 16, 2005...

Highlights of the Quarter:

•	FirstCity reports 4th quarter 2004 earnings of $52.6 million, or $4.41 per diluted share. Total year 2004 earnings were $63.6 million or $5.37 per diluted share.

•	Sale of Drive results in $53.3 million gain - On November 1, 2004 the Company completed the sale of Drive Financial and recognized a net gain of $53.3 million on the sale ($54.4 million gain, net of $1.1 million in taxes). The sale returns FirstCity’s focus solely to the portfolio acquisition business, its long term expertise.

•	FirstCity significantly strengthened its balance sheet. Proceeds of the sale of $86.8 million were used to pay down debt, and redeem early the Company’s preferred stock.

•	FirstCity’s book value increased to $7.77 per diluted share at year-end.

•	FirstCity restructured its credit facilities, increasing borrowing capacity to $96 million. The increased liquidity allows the Company to invest further in portfolio assets.

•	FirstCity’s investment in portfolio assets totals $60 million for 2004, representing the highest annual investment in the Company’s history.

FirstCity Financial Corporation today announced net earnings to common stockholders for the quarter ended December 31, 2004 of $52.6 million or $4.41 per share on a diluted basis. For the full year 2004 net earnings to common stockholders were $63.6 million or $5.37 per share on a diluted basis. The earnings were largely impacted by the recognition of a $53.3 million gain ($54.4 million gain, net of $1.1 million in taxes) on the previously announced sale of the Company’s 31% interest in Drive Financial. Earnings from continuing operations for 2004 on a pro forma basis were $.84 per diluted share for the year.

Components of the results are detailed below (dollars in thousands except per share data):

Unaudited	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Portfolio Asset Acquisition and Resolution	$4,310	$5,079	$14,437	$14,497
Corporate interest	(374)	(959)	(3,378)	(4,588)
Corporate overhead	(1,997)	(1,702)	(6,048)	(5,551)

Earnings from continuing operations	1,939	2,418	5,011	4,358
Loss from discontinued mortgage operations	(2,640)	(100)	(3,840)	(520)
Earnings from discontinued consumer operations	53,279	1,231	62,463	5,349
Preferred Dividends	—	—	—	(133)

Net earnings to common stockholders	$52,578	$3,549	$63,634	$9,054

Diluted earnings per common share	$4.41	$0.31	$5.37	$0.80
Pro Forma earnings from continuing operations			$9,951
Pro Forma diluted earnings per common share from continuing operations			$0.84

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The pro forma condensed consolidated statements of operations on page 8 illustrate the effects of the Drive sale as if it had occurred at the beginning of the period.

Sale of Drive Interest

FirstCity completed the previously announced sale of its 31% interest in Drive and recognized a net gain of $53.3 million ($54.4 million gain, net of $1.1 million in taxes) in the fourth quarter of 2004. The $86.8 million proceeds from the sale were primarily used to retire debt.

Liquidity

As a result of the Drive sale, FirstCity’s senior lender increased its revolving credit facility to the Company to a maximum borrowing limit of $96 million, as opposed to the prior limit of $50 million. The increased borrowing capacity will enable the Company to increase investments in portfolio assets.

Portfolio Asset Acquisition and Resolution

FirstCity purchased $45.9 million in portfolio assets during the fourth quarter of 2004. Purchases consisted of eight portfolios — seven in the United States and one in South America. Equity invested during the quarter by the Company was $11.1 million, consisting of $8.8 million in the U.S. and $2.3 million in South America. FirstCity’s strong growth in portfolio acquisitions is detailed below:

	Domestic	Europe	Latin America	Total	Invested Equity
2004
4th Quarter	$23.2	$—	$22.7	$45.9	$11.1
3rd Quarter	26.6	—	9.5	36.1	27.1
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	.2	6.7	3.1

Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8

2003
4th Quarter	$46.6	$11.1	$—	$57.7	$7.6
3rd Quarter	39.3	—	—	39.3	3.9
2nd Quarter	6.7	20.1	5.4	32.2	11.4
1st Quarter	—	—	—	—	—

Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*

Total Year 2002	$61.4	$98.7	$11.7	$171.8	$16.7

*	The Company invested $3.4 million in partnerships during 2003 in addition to the acquisitions above.

Operating contribution from the Portfolio Asset Acquisition business for the fourth quarter was $4.3 million. The earnings are comprised of $10.2 million in revenues and $5.9 million of expenses. The business generated 58% of the revenues from domestic investments, 25% from investments in Latin America and 17% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $4.4 million, servicing fees of $3.7 million, and interest income of $1.1 million.

Operating contribution from the Portfolio Asset Acquisition business for the fourth quarter includes net foreign currency gains of $110,237, which is comprised of $288,388 in Mexican peso gains and $178,151 of Euro losses. Quarterly results were less impacted by foreign currency fluctuations as the Company borrowed in Euros to mitigate the risk associated with foreign currency exposure.

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The following table details the impact of these items on corporate earnings.

Unaudited	Three Months Ended		Year Ended December 31,

	December 31,

Illustration of the Effects of Currency
Fluctuations (dollars in thousands)	2004	2003	2004	2003

Net earnings to Common Stockholders as reported	$52,578	$3,549	$63,634	$9,054
Mexican Peso gains (losses)	288	(694)	247	(2,247)
Euro gains (losses)	(178)	501	675	1,306

Peso exchange rate at valuation date	11.30	11.35
Euro exchange rate at valuation date	0.75	0.80

Discontinued Mortgage Operations

The Company elected in the fourth quarter to initiate efforts to liquidate the residual interests from discontinued mortgage operations. As a result, during the quarter FirstCity adjusted the carrying value of the residual interests to fair value, resulting in impairment of $2.6 million for the quarter and reducing the carrying value to $1.8 million.

Redemption of New Preferred Stock

On December 30, 2004, the Company redeemed early its remaining 126,291 shares of preferred stock. The redemption price of $21.525 per share, ($2.7 million total) represented the liquidation preference of $21 per share and accrued and unpaid dividends of $.525 per share. As a result of this redemption, the Company no longer has any outstanding preferred stock obligations.

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss fourth quarter 2004 results, as well as the sale of the Company’s 31% interest in Drive. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2004 Conference Call
Date:	Wednesday February 16, 2005
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer
Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:

Domestic	866-800-8652
International	617-614-2705
Pass code -	76630609

Replay

Domestic	888-286-8010
International	617-801-6888
Pass code -	52806530

The replay will be available until Wednesday, March 2, 2005.

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Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 30, 2004, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services Company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common (FCFC) stock is listed on the NASDAQ National Market System.

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Servicing fees from affiliates	$3,671	$3,884	$13,747	$15,051
Gain on resolution of Portfolio Assets	811	301	1,649	1,380
Equity in earnings of investments	4,443	5,565	14,913	14,174
Interest income from affiliates	587	467	2,321	2,794
Interest income — other	536	90	902	533
Other income	286	399	2,522	1,560

Total revenues	10,334	10,706	36,054	35,492
Expenses:
Interest and fees on notes payable to affiliates	8	25	65	79
Interest and fees on notes payable — other	1,266	1,926	6,846	7,283
Interest on shares subject to mandatory redemption	66	67	265	133
Salaries and benefits	4,912	4,458	16,139	15,875
Provision for loan and impairment losses	7	97	30	98
Occupancy, data processing, communication and other	2,186	1,605	7,560	7,491

Total expenses	8,445	8,178	30,905	30,959
Earnings from continuing operations before income taxes and minority interest	1,889	2,528	5,149	4,533
Income taxes	70	(161)	(75)	(185)

Earnings from continuing operations before minority interest	1,959	2,367	5,074	4,348
Minority interest	(20)	51	(63)	10

Earnings from continuing operations	1,939	2,418	5,011	4,358

Discontinued operations
Earnings from operations of discontinued components	51,716	1,135	60,382	4,774
Income taxes	(1,077)	(4)	(1,759)	55

Earnings from discontinued operations	50,639	1,131	58,623	4,829

Net earnings	52,578	3,549	63,634	9,187
Accumulated preferred dividends in arrears	—	—	—	(133)

Net earnings to common stockholders	$52,578	$3,549	$63,634	$9,054

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.17	$0.22	$0.45	$0.38
Discontinued operations	4.50	0.10	5.22	0.43
Net earnings per common share	$4.67	$0.32	$5.67	$0.81
Wtd. avg. common shares outstanding	11,253	11,189	11,230	11,200
Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.16	$0.21	$0.42	$0.37
Discontinued operations	4.25	0.10	4.95	0.43
Net earnings per common share	$4.41	$0.31	$5.37	$0.80
Wtd. avg. common shares outstanding	11,913	11,621	11,840	11,349

Selected Unaudited Balance Sheet Data

	December 31,	December 31,
	2004	2003
Cash	$9,724	$2,745
Portfolio Assets, net	37,952	4,525
Loans receivable	21,255	17,313
Equity investments	57,438	57,479
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	10,193	8,159
Discontinued consumer assets held for sale	—	15,667
Discontinued mortgage assets held for sale	1,817	6,399

Total assets	$158,480	$132,388

Notes payable to affiliates	$491	$1,276
Notes payable other	50,812	73,784
Preferred stock	—	3,846
Minority interest and other liabilities	6,049	5,132
Liabilities from discontinued consumer operations	9,033	19,132
Liabilities from discontinued mortgage operations	50	249

Total liabilities	66,435	103,419
Total equity	92,045	28,969

Total liabilities and equity	$158,480	$132,388

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$10,201	$10,616	$35,450	$35,126
Expenses	5,884	5,440	20,983	20,531

Operating contribution before provision for loan and impairment losses	4,317	5,176	14,467	14,595
Provision for loan and impairment losses	7	97	30	98

Operating contribution, net of direct taxes	$4,310	$5,079	$14,437	$14,497

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$23,227	$46,579	$91,300	$92,632
Latin America	22,735	—	73,002	5,400
Europe	—	11,105	9,837	31,160

Total	$45,962	$57,684	$174,139	$129,192

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
2004	$174,139	$59,762
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319
2000	394,927	22,140
1999	210,799	11,203

	December 31,	December 31,
	2004	2003
Portfolio acquisition and resolution assets by region:
Domestic	$77,280	$42,872
Latin America	20,827	14,468
Europe	19,531	23,088

Total	$117,638	$80,428

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues by region:
Domestic	$5,864	$7,181	$18,899	$21,084
Latin America	2,576	1,960	10,189	9,049
Europe	1,761	1,475	6,362	4,993

Total	$10,201	$10,616	$35,450	$35,126

Revenues by source:
Equity earnings	$4,443	$5,565	$14,913	$14,174
Servicing fees	3,671	3,884	13,747	15,051
Interest income — loans	1,052	548	3,085	3,296
Gain on resolution of Portfolio Assets	811	301	1,649	1,380
Other	224	318	2,056	1,225

Total	$10,201	$10,616	$35,450	$35,126

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$36,885	$36,435	$36,941	$34,282
Latin America	1,256	1,000	1,137	1,034
Europe	13,019	13,264	13,134	12,137
Europe-Servicing subsidiaries	4,986	4,117	4,673	3,765

Total	$56,146	$54,816	$55,885	$51,218

FirstCity Share of Equity Earnings (Loss):
Domestic	$2,942	$5,435	$9,905	$13,526
Latin America	(143)	(1,254)	(992)	(4,028)
Europe	1,327	1,272	5,057	4,090
Europe-Servicing subsidiaries	317	112	943	586

Total	$4,443	$5,565	$14,913	$14,174

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$36,738	$5,366	$19,028	$6,785
Latin America	17,893	13,938	16,568	14,656
Europe	173	2,898	1,112	2,120

Total	$54,804	$22,202	$36,708	$23,561

Income from wholly owned portfolio assets and loans receivable:
Domestic	$1,344	$423	$2,653	$2,040
Latin America	504	394	2,017	2,540
Europe	15	32	64	96

Total	$1,863	$849	$4,734	$4,676

Servicing fee revenues:
Domestic partnerships:
$ Collected	$31,236	$54,575	$120,956	$143,440
Servicing fee revenue	1,405	1,154	4,858	4,857
Average servicing fee %	4.5%	2.1%	4.0%	3.4%
Latin American partnerships:
$ Collected	$11,268	$10,016	$72,716	$56,372
Servicing fee revenue	2,184	2,633	8,557	9,860
Average servicing fee %	19.4%	26.3%	11.8%	17.5%
Incentive service fees	$82	$97	$332	$334
Total Service Fees:
$ Collected	$42,504	$64,591	$193,672	$199,812
Servicing fee revenue	3,671	3,884	13,747	15,051
Average servicing fee %	8.6%	6.0%	7.1%	7.5%
Servicing portfolio (face value)
Domestic	$465,685	$431,178
Latin America	1,478,537	1,052,599
Europe	915,951	1,064,184

Total	$2,860,173	$2,547,961

Number of personnel at period end:
Domestic	98	91
Latin America	139	176

Total personnel	237	267

FirstCity Financial Corporation
Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2004
(Dollars in thousands except per share data)
(Unaudited)

		Pro Forma
		Adjustments
	Historical	(A)	Pro Forma
Revenues	$36,054	$—	$36,054

Expenses:
Interest and fees	7,176	(4,940)	2,236
Other expenses	23,867	—	23,867

Total expenses	31,043	(4,940)	26,103

Earnings from continuing operations	$5,011	$4,940	$9,951

Earnings from continuing operations per common share
Basic	$0.45		$0.89
Diluted	$0.42		$0.84
Weighted average common shares outstanding
Basic	11,230		11,230
Diluted	11,840		11,840

(A)	To eliminate additional interest and fees on notes payable that would not have been incurred if the transaction had been completed at the beginning of the period (interest savings from paydown of $67.8 million x average rate of 7.65% x .833 = $4.3 million and amortization of loan fees of $.6 million).